
<ARTICLE>                     5
<LEGEND>
THIS  SCHEDULE  CONTAINS  SUMMARY  FINANCIAL   INFORMATION  EXTRACTED  FROM  THE
CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 1997 AND THE CONSOLIDATED STATEMENT OF
INCOME FOR THE YEAR ENDED JUNE 30, 1997 AS RESTATED  PURSUANT  TO  STATEMENT  OF
FINANCIAL  ACCOUNTING  STANDARD NO. 128, EARNINGS PER SHARE ("SFAS NO. 128"). IN
ADDITION, AN ENTRY ON THIS SCHEDULE HAS BEEN AMENDED FROM THE PREVIOUS FINANCIAL
DATA SCHEDULE FILED FOR THIS PERIOD.  THIS SCHEDULE IS QUALIFIED IN ITS ENTIRETY
BY  REFERENCE TO SUCH  FINANCIAL  STATEMENTS.  THIS EXHIBIT  SHALL NOT BE DEEMED
FILED FOR THE PURPOSE OF SECTION 11 OF THE SECURITIES ACT OF 1933 AND SECTION 18
OF THE  SECURITIES  ACT OF 1934,  OR OTHERWISE  SUBJECT TO THE LIABILITY OF SUCH
SECTIONS,  NOR SHALL IT BE DEEMED A PART OF ANY OTHER FILING WHICH  INCORPORATES
THIS REPORT BY REFERENCE,  UNLESS SUCH OTHER FILING EXPRESSLY  INCORPORATES THIS
EXHIBIT BY REFERENCE.
</LEGEND>
<RESTATED>
<MULTIPLIER>                                   1,000
<CURRENCY>                                     U.S. DOLLARS

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                              DEC-31-1997
<PERIOD-START>                                 JAN-01-1997
<PERIOD-END>                                   JUN-30-1997
<EXCHANGE-RATE>                                          1
<CASH>                                              10,609
<SECURITIES>                                        14,000
<RECEIVABLES>                                       57,372
<ALLOWANCES>                                             0
<INVENTORY>                                              0
<CURRENT-ASSETS>                                    88,508
<PP&E>                                               2,105
<DEPRECIATION>                                           0
<TOTAL-ASSETS>                                     151,757
<CURRENT-LIABILITIES>                               53,489
<BONDS>                                                  0
<PREFERRED-MANDATORY>                                    0
<PREFERRED>                                              0
<COMMON>                                            31,747
<OTHER-SE>                                          17,872
<TOTAL-LIABILITY-AND-EQUITY>                       151,757
<SALES>                                                  0
<TOTAL-REVENUES>                                   422,024
<CGS>                                                    0
<TOTAL-COSTS>                                      399,871
<OTHER-EXPENSES>                                    17,960
<LOSS-PROVISION>                                         0
<INTEREST-EXPENSE>                                   2,065
<INCOME-PRETAX>                                      2,517
<INCOME-TAX>                                         1,007
<INCOME-CONTINUING>                                  1,510
<DISCONTINUED>                                           0
<EXTRAORDINARY>                                          0
<CHANGES>                                                0
<NET-INCOME>                                         1,510
<EPS-PRIMARY>                                          .05
<EPS-DILUTED>                                          .05

